SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 6, 1998



                        COLORADO WYOMING RESERVE COMPANY
             (Exact name of registrant as specified in its charter)



           WYOMING                    0-09482                  83-0246080
(State or other jurisdiction        (Commission               (IRS Employee
      of incorporation)             File Number)            Identification No.)



                   1801 BROADWAY, SUITE 600, DENVER, CO 80202
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (303) 296-1908



          MYSTIQUE DEVELOPMENTS, INC., 1820 SOUTH ELENA AVE., SUITE B,
                             REDONDO BEACH, CA 90277
         (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 6, 1998, Colorado Wyoming Reserve Company (the "Company") entered into an Agreement and Plan of Merger, dated as of February 6, 1998 (the "Merger Agreement") with Shoreline Resource Company, Inc., a Colorado corporation ("Shorco"), CWSub, Inc., a wholly-owned subsidiary of the Company, incorporated in the State of Colorado ("CWSub") and F. Robert Tiddens, Cindy L. Stewart and John F. Greene, the shareholders of Shorco (the "Shorco Shareholders"). Pursuant to the terms of the Merger Agreement, CWSub was merged with and into Shorco, with Shorco surviving the Merger.

     The Merger consideration consisted of issuance by the Company of 797,618 shares of its common stock, $.01 par value per share ("Common Stock") in exchange for all of the issued and outstanding common stock of Shorco. At the Merger Effective Time (as defined in the Merger Agreement), Shorco became a wholly-owned subsidiary of the Company. As a result of the Merger, the Shorco Shareholders, collectively, own approximately 33% of the outstanding Common Stock of the Company.

     At the time of the Merger, Shorco's only assets consisted of unproved oil, gas and mineral leasehold interests in approximately 20,000 acres in a targeted area in southern Utah, along with a team of geo-scientists having access to proprietary "3-D" seismic processing techniques for use in developing a "3-D" seismic exploration project in such area. Acquisition of additional acreage is currently underway.

     Under the terms of the Merger Agreement, the Company will commit $300,000 to the development of the project, and will increase the membership on its board of directors from three to five, appointing Messrs. Tiddens and Greene to fill the board vacancies.

     Prior to the Merger, no material relationships existed between Shorco or the Shorco Shareholders, and the Company, its directors, officers or affiliates.

   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

          2. Agreement and Plan of Merger, dated as of February 6, 1998, between the Company, Shoreline Resource Company, Inc., CWSub, Inc., F. Robert Tiddens, Cindy L. Stewart and John F. Greene.

         99.1  Press release dated January 21, 1998.

         99.2  Press release dated February 12, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COLORADO WYOMING RESERVE COMPANY
                                    (Registrant)


Date  February 20, 1998             By: /S/ KIM M. FUERST
                                        ----------------------------------------
                                        Name: Kim M. Fuerst
                                        Title: President, Chief Executive
                                               Officer, Chief Financial Officer
                                               and Treasurer

                                  EXHIBIT INDEX

Exhibit
   No.    Description

     2. Agreement and Plan of Merger, dated as of February 6, 1998, between the Company, Shoreline Resource Company, Inc., CWSub, Inc., F. Robert Tiddens, Cindy L. Stewart and John F. Greene.

    99.1  Press release dated January 21, 1998.

    99.2  Press release dated February 12, 1998.